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                                                                   Exhibit 10.23

                  MEMORANDUM OF AGREEMENT

BY AND AMONG:     H POWER CORP., a Delaware corporation, having its head office and principal place of business in the City of Belleville, State of New Jersey.

                  (hereinafter referred to as "H Power")

                  PARTY OF THE FIRST PART

AND: SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic duly constituted according to An Act respecting Societe Innovatech du Grand Montreal, R.S.Q., ch. S-17.2, having its head office and principal place of business in the City of Montreal, Province of Quebec, (hereinafter referred to as "Innovatech")

                  PARTY OF THE SECOND PART

AND: SOFINOV SOCIETE FINANCIERE D'INNOVATION INC., a body politic and corporate, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                  (hereinafter referred to as "Sofinov")

                  PARTY OF THE THIRD PART

AND: 9042-0175 QUEBEC INC., a body politic, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                  (hereinafter referred to as "9042-0175")

                  PARTY OF THE FOURTH PART

                  (Innovatech, Sofinov and 9042-0175 are hereinafter collectively referred to as the "Investors")

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1.    PREAMBLE

1.1 WHEREAS the parties hereto have previously executed a Stock Exchange Agreement (the "Stock Exchange Agreement") made and entered into in the City and District of Montreal on May 2, 1997, providing for the right of the Investors to exchange all or part of the Canco Shares for Investor Shares at the Exchange Rate (as such terms are defined in the Stock Exchange Agreement);

1.2 WHEREAS the Stock Exchange Agreement provides for the exchange by the Investors of the Canco Shares for Investor Shares (as such terms are defined in the Stock Exchange Agreement) at any time and from time to time provided that the Exchange Right is exercised on or prior to May 2, 2001;

1.3 WHEREAS the Company intends to prepare an initial public offering of its common stock;

1.4 WHEREAS the Investors have agreed to make certain commitments pursuant to the terms hereof in the event of an initial public offering of common stock by the Company.


NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

2. INTERPRETATION

2.1 Definitions. In this Agreement, capitalized terms used in the present Agreement and not otherwise defined herein shall have the meaning ascribed thereto in the Stock Exchange Agreement.

2.2 Preamble. The preamble hereof shall from an integral part of this Agreement.

2.3 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as they are applied to agreements entered into in New York between New York residents and performed entirely within New York.

3. AUTOMATIC EXERCISE OF EXCHANGE RIGHT

3.1 The Investors hereby agree that, notwithstanding the terms of the Stock Exchange Agreement, immediately prior to the closing of an initial public offering by the Company of its Common Shares (an "Offering"), the following shall apply:

3.1.1 The Investors shall be automatically and irrevocably deemed to have exercised their respective Exchange Rights in respect of all of the Canco Shares;

3.1.2 The Investors shall each be automatically deemed to have properly completed, executed and forwarded to the Company a Notice of Exchange in respect of the Exchange Right for all of the Canco Shares; and


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3.1.3 Immediately following the issuance and delivery of the Share Certificates representing the Investor Shares, the Investors shall be deemed to have surrendered such shares certificates for the purposes of converting all of the Investor Shares into Common Shares pursuant to, and in accordance with, Section 6 of the Amended and Restated Articles of Incorporation of the Company dated May 2, 1997, such that the Canco Shares previously held by the Investors shall be deemed exchanged and converted automatically into Common Shares issued in favour of the Investors for the number of Common Shares to which each of the Investors is respectively entitled.

4. SUCCESSORS AND ASSIGNS

4.1 This Agreement shall inure to the benefit of and be binding upon its party hereto and its heirs, administrators, successors and permitted assigns.

5. COUNTERPARTS

5.1 This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. This Agreement may be executed by any party hereto by facsimile signature, which shall be deemed for all purposes to be an original.

6. LANGUAGE

6.1 The parties hereby acknowledge having required that this Agreement and all notices, agreements or documents related hereto be drafted in English; les parties reconnaissent avoir exige que cette convention, ainsi que tous avis, entente ou document s'y rapportant soient rediges en anglais.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


EXECUTED ON THIS 9th DAY OF FEBRUARY, 2000


H POWER CORP.                              SOCIETE INNOVATECH DU GRAND
                                           MONTREAL


Per: /s/ Thomas Michael                    Per: /s/ Pierre Coupou
     ----------------------------               --------------------------------


SOFINOV SOCIETE FINANCIERE                 9042-0175 QUEBEC INC.
D'INNOVATION INC.


Per: /s/ Ivan Roch                         Per: /s/ Laurent Verrault
     ----------------------------               --------------------------------


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